                                                                  EXHIBIT 10.40

          FIRST AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

         THIS FIRST AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT ("Agreement") made and entered into May 12, 2000 by and among BANK OF AMERICA, N.A., the successor in interest to NationsBank, N.A. ("Lender") and CHICO'S FAS, INC., a Florida corporation ("FAS"), CHICO'S CONCEPT, INC., a Florida corporation ("Concept") CHICO'S DISTRIBUTION, INC., a Florida corporation ("Distribution") and CHICO'S MEDIA, INC., a Florida corporation ("Media") (individually "Obligor" and collectively, "Obligors") is dated effective this January 15, 2002.

                                   BACKGROUND

         WHEREAS, Lender has established a real estate term facility and a revolving credit facility for Obligors pursuant to the Agreement; and

         WHEREAS, Obligors have requested the Lender to extend the maturity date of the real estate term facility; and

         WHEREAS, the parties desire to set forth the mutually agreed upon terms and conditions to the Agreement to address the extension of the maturity of the real estate term facility.

         NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants and conditions herein, Obligors and Lender agree as follows:

1.       The following Definitions under Section 1 are hereby amended:

         "Real Estate Loan" means the loan between FAS and Lender, in the principal amount, as of January 31, 2002, of $5,155,500.00.

         "Real Estate Loan Maturity Date" shall mean February 15, 2012.

         "Real Estate Note" means that certain Renewal Promissory Note dated January 15, 2002 to Lender from FAS in the original principal sum of Five Million One Hundred Fifty Thousand Five Hundred and 00/100 Dollars and all further extensions, consolidations and renewals thereof.

         "Security Instruments" shall mean Mortgage And Security Agreement, dated June 14, 1994, recorded at O.R. Book 2510, Page 3237, as amended by instruments recorded in O.R. Book 2558, Page 1030, O.R. Book 2576, Page 0693, O.R. Book 2641, Page 0680, Assignment in O.R. Book 2665, Page 2918, and Future Advance And Modification in O.R. Book 2665, Page 2925, and Amended and Restated Mortgage Security Agreement and Assignment of Rents recorded in O.R. Book 2665, Page 2931, all of the Public Records of Lee County, Florida, and such further amendments and restatements, recorded in O.R. Book 2665, Page 2931, of the Public Records of Lee County, Florida and as further amended on even date of this Amendment to the Agreement, together with Uniform Commercial Code filing statements associated therewith, recorded under filing statement 940000163547 with the Secretary of State, as may have been continued from time to time, and filing statement, recorded in O.R. Book 2510, Page 3256, of the Public Records of Lee County, Florida, as may have been continued from time to time, and Collateral Assignment Of Rents And Leases, dated June 14, 1994, recorded in O.R. Book 2510, Page 3249, and modified in O.R. Book 2558, Page 1030, O.R. Book 2576, Page 0693, O.R. Book 2641, Page 680, and assigned in O.R. Book 2665, Page 2918, all of the Public Records of Lee County, Florida, as further modified from time to time. Security Instruments shall further include any and all security agreements and any and all other documents evidencing a pledge of assets to secure the Real Estate Note.

         "Title Agent" shall mean Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, P.A. as agent for Chicago Title Insurance Company.

         "Title Policy" shall mean Chicago Title Insurance Company Policy No. 10-2003-107-00000001 and all endorsements thereto, up to and including endorsement No. 4.

2.       Section 1.4 paragraph a is amended to read:

         1.4      INTEREST CALCULATIONS.

                  A. Except as otherwise provided herein under 1.4(d), Interest on the Loans shall, until an Event of Default or maturity, accrue interest at the Libor Rate as adjusted pursuant to the following performance standards schedule based upon the ratio of Obligors' Total Funded Debt to Obligors' EBITDA on a Consolidated Basis:

--------------------------------------------------------------------------------
RATIO LEVEL                         INTEREST RATE
--------------------------------------------------------------------------------
2.26 x >                            Default Rate
--------------------------------------------------------------------------------
1.51 to 2.25 x                      Libor Rate + 290 Basis Pts.
--------------------------------------------------------------------------------
1.01 to 1.50 x                      Libor Rate + 220 Basis Pts.
--------------------------------------------------------------------------------
..51 to 1.00 x                       Libor Rate + 150 Basis Pts.
--------------------------------------------------------------------------------
0 to .50 x                          Libor Rate + 80 Basis Pts.
--------------------------------------------------------------------------------

3.       Section 2.3 is hereby amended to read:

         2.3      REAL ESTATE LOAN.

                  A. FAS has granted Lender a first priority perfected lien on the parcel of land and improvements owned by FAS in fee simple located in Lee County, Florida, consisting of a commercial building, and pledged under the Security Instruments consisting of the mortgage and collateral assignment of rents. In connection with the modification and extension of the maturity date of the Real Estate Loan, FAS will secure the delivery of a mortgagee title insurance commitment to endorse the Title Policy, proposing to insure the mortgage, as modified, as a valid first mortgage lien upon the Real Estate after recordation of the modification of the mortgage, the original final mortgagee policy endorsement for which shall be delivered to Lender no less than 30 days following the execution and delivery of the mortgage modification agreement. The premium for the mortgagee title insurance endorsement coverage shall be paid for by FAS at the time of execution of this amendment. The final policy, as endorsed, shall contain only such exceptions as are acceptable to Lender. The modification to the mortgage shall be recorded in the Public Records of Lee County, Florida.

                  B. Concept, Distribution and Media shall execute reaffirmations of these respective Guaranty Agreements in connection with the extension of the maturity date of the Real Estate Loan.

3. Additional Representations and Warranties of the Obligors. Obligors hereby make the following additional representations and warranties under
Section 4, to the Lender. So long as any of the Indebtedness is outstanding:

         a. No Change. Since the last Statement Date, there has been no material adverse change in the business, operations, assets, or financial or other condition of Obligors except as specifically disclosed to Lender in writing or in the SEC Reports or in Financial Statements delivered by Obligors to Lender since the Statement Date. Since the last Statement Date, no Obligor has entered into, incurred, or assumed any material long-term debt, mortgages, or material leases.

         b. No Legal Bar. The execution, delivery, and performance of the Loan Documents and specifically this amendment and the documents associated with the Real Estate Loan and the borrowing hereunder and the use of the proceeds thereof, will not violate any material Requirement of Law or any material Contractual Obligation of any Obligor or create or result in the creation of any Lien on any assets of any Obligor except in favor of Lender.

         c. No Material Litigation. That, except as disclosed in the SEC Reports or in Exhibit "A" hereto, there is no material litigation, investigation, or proceeding (including, without limitation, claims arising out of violation of any Environmental Laws or improper use or disposal of any Hazardous Substances) of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Obligor threatened by or against any Obligor, or against any of such parties' properties or revenues which is likely to be adversely determined and which, if adversely determined, is likely to have a material adverse effect on the business, operations, property, or financial or other condition of such Obligor.

         d. Taxes. Each Obligor has filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property other than taxes that are being contested in good faith by appropriate proceedings and as to which such Obligor has established adequate reserves.

         e. Assets. Each Obligor has good and marketable title to all property and assets reflected in the most current Financial Statements, except property and assets sold or otherwise disposed of in the ordinary course of business subsequent to the respective dates thereof. No Obligor has any outstanding material liens on any of their material properties or material assets nor are there any material security agreements to which either of them is a party, or title retention agreements, whether in the form of leases or otherwise, of any personal property except as reflected in the most current Financial Statements.

4. Each Obligor acknowledges that they have no claims of offset or defenses to the Indebtedness and hereby confirm that there has been no Event of Default under the Agreement or the Loan Documents. Each Obligor waives any and all claims of offset or defenses to the Loan Documents and the Indebtedness as a condition to the extension of the maturity date of the Real Estate Loan by Lender.

5. These covenants shall be deemed supplemental to the covenants contained within the Agreement unless they expressly conflict with such covenants in which event these provisions shall prevail.

6. In all other respects, Obligors and Lender hereby ratify and confirm the terms and conditions of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                                      OBLIGORS:


                                       CHICO'S FAS, INC., a Florida corporation



/s/ Sheryl L. Terzian                  By: /s/ Charles J. Kleman
----------------------------------        --------------------------------------
Print name: Sheryl L. Terzian          Print Name: Charles J. Kleman
           -----------------------     Its Executive Vice President - Finance


Witness as to all
                                       CHICO'S CONCEPT, INC., a Florida
                                       corporation



                                       By: /s/ Charles J. Kleman
                                          --------------------------------------
                                       Print Name: Charles J. Kleman
                                       Its Treasurer

                                       CHICO'S DISTRIBUTION, INC.,
                                       a Florida corporation



                                       By: /s/ Charles J. Kleman
                                          --------------------------------------
                                       Print Name: Charles J. Kleman
                                       Its President



                                       CHICO'S MEDIA, INC., a Florida
                                       corporation



 /s/ Sheryl L. Terzian                 By: /s/ Charles J. Kleman
----------------------------------        --------------------------------------
Print name: Sheryl L. Terzian          Print Name: Charles J. Kleman
           -----------------------     Its Secretary

Witness as to all


                                       LENDER:


                                       BANK OF AMERICA, N.A.



 /s/ Sheryl L. Terzian                 By: /s/ James Allgood
----------------------------------        --------------------------------------
Print name: Sheryl L. Terzian          James Allgood, Senior Vice President
           -----------------------



 /s/ Charles J. Kleman
----------------------------------
Print name: Charles J. Kleman
           -----------------------